UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – OCTOBER 24, 2011

ARDENT MINES LIMITED
(Exact name of Registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

855-273-3686
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01.	Completion of Acquisition or Disposition of Assets

Closing of Acquisition of Mineral Rights in Brazil’s Carajás Mining District in the State of Para, Brazil

Ardent Mines Limited (the “Company”) announced on October 24, 2011 that Gold Hills Mining Ltda., its wholly owned Brazilian subsidiary, has, effective October 18, 2011, closed on its acquisition of the mineral rights in a highly mineralized area of 9,000 Hectares located in the Carajas Mineral Province, State of Para, with an option exercise payment of $350,000 made to the Cooperativa dos Produtores de Minerios de Curionópolis (“COOPEMIC”). The Company refers to this property as Serra do Sereno, or Misty Hills.

The Serra dos Carajás Mineral Province is a distinct geologic dominium, well known worldwide for hosting Brazil’s largest iron, copper and gold deposits. The Company plans to begin the initial exploration campaign at Misty Hills in approximately six to eight months. The Company has agreed, under the Option Agreement, to expend a minimum of $5,000,000 in the exploration of the applicable mining rights area. The Company expects that the initial campaign will cost between $5,000,000 and $10,000,000.

In addition to the option exercise payment made to COOPEMIC, the Company has undertaken certain exploration commitments to COOPEMIC. The Company has also agreed to make subsequent payments to COOPEMIC on the basis of the exploration report and the extent of the extraction of gold, silver, copper and their respective by-products. If the Company determines it is advisable to continue exploration, the Company shall pay to COOPEMIC $250,000 after six months of exploration and an additional $150,000 after twelve months of exploration.  If the Company’s exploration activities confirm the existence of gold, silver or cooper and their respective by-products in excess of 400,000 gold equivalent ounces, certified under the standard NI-43101, as established by the Canadian Securities Administration as “measured resources,” the Company shall pay to COOPEMIC, at the end of such initial exploration, 30% of $24 per gold equivalent ounce contained in the mineral reserves in three tranches: (i) one-third shall be paid when the Brazilian National Department of Mineral Production shall approve the final mineral exploration report; (ii) one-third shall be paid upon commencement of the extraction of gold, silver, copper and their respective by-products, contained in the areas covered by the mining rights; and (iii) one-third shall be paid within six months from the date of commencement of the extraction of gold, silver and copper and their respective by-products, contained in the areas covered by the mining rights.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These forward-looking statements are based upon currently available competitive, financial, and economic data and management's views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. Our actual results may vary materially from those expressed in any forward-looking statements as a result of various factors and uncertainties. The Company cannot provide assurances that any prospective matters described in this Current Report on Form 8-K will be successfully completed or that the Company will realize the anticipated benefits of any transactions. Various risk factors that may affect our business, results of operations and financial condition are detailed from time to time in the Current Reports on Form 8-K and other filings made by the Company with the U.S. Securities & Exchange Commission. Without limiting the foregoing, as of the date of this Current Report on Form 8-K, no assurances or guarantees can be given in respect of closing the acquisition described herein. The Company undertakes no obligation to update information contained in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit.

Exhibit 99.1	Press Release dated October 24, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARDENT MINES LIMITED

By:	/s/ Leonardo Alberto Riera
	Name:	Leonardo Alberto Riera
	Title:	President

Date:  October 26, 2011